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                                                               Exhibit 10.12

                            FIRST AMENDMENT TO LEASE


     THIS FIRST AMENDMENT TO LEASE (this "Amendment") is dated as of February 27, 1998, by and between A & E PARTNERS, L.P., a Delaware limited partnership (hereinafter, called "Landlord") and CREDITRUST CORPORATION, a Maryland corporation (hereinafter, called "Tenant").

                                   WITNESSETH

     WHEREAS, Landlord and Tenant entered into a certain Lease dated January 22, 1997 (the "Lease"), pursuant to which Tenant leased from Landlord certain commercial office premises (the "Premises") consisting of approximately 35,471 square feet of rentable area comprising the entire office building located at 1705 Whitehead Road, Baltimore, MD 21207.

     WHEREAS, pursuant to Section 3.2(a) of the Lease, the Lease Term of the Lease commenced on March 3, 1997, the date that Landlord delivered the Completion Notice to Tenant, and expires on December 31, 2002; and

     WHEREAS, Landlord and Tenant wish to (i) confirm the continued existence of the Lease, (ii) agree to the installation of new HVAC equipment in the Premises,
(iii) increase the Base Rent amounts, and (iv) further amend and modify the Lease in the manner set forth in this Amendment.

     NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant, intending to be legally bound, agree as follows:

     1. Recitals: The recitals set forth above are true and correct in all respects and are incorporated herein as a substantive part of this Amendment.

     2. Defined Terms. All capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Lease.

     3. New HVAC Equipment. Landlord shall, at its own cost and expense, install new HVAC equipment (the "HVAC Equipment") in the Premises as Landlord shall determine, the total cost of which shall not exceed $40,970.00. Installation of the HVAC Equipment shall commence within a reasonable time period following the execution of this Amendment by Landlord and Tenant and shall be conducted diligently by Landlord. Tenant acknowledges that such installation may cause some disruption to operations within the Premises, and Landlord agrees to use reasonable efforts to limit such disruption to the extent reasonably practicable. In connection with such installation, Landlord shall designate John Graham of Emmes Realty Services, Inc. ("Emmes"), or any other employee of Emmes reasonably approved by Tenant, to serve as construction manager (the "Construction Manager") to manage the installation of the


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HVAC Equipment and Tenant shall be, and hereby is, responsible for payment of a construction management fee equal to five percent (5%) of the cost of such HVAC Equipment and installation, which fee shall be paid by Tenant to Landlord within ten (10) business days after Landlord's written demand, but only after installation satisfactory to Tenant.

     The $40,970.00 maximum price for the HVAC Equipment and installation is based upon an estimate for such work which Landlord has received from R.M. Schmidt ("Schmidt"). Any and all costs, fees or expenses incurred in connection with the acquisition and installation of the HVAC Equipment (or any modifications thereto requested by Tenant) in excess of $40,970.00 ("Excess Costs") shall be the sole responsibility of Tenant and Tenant shall pay any such Excess Costs within ten (10) business days after Tenant's receipt of Landlord's written demand. The foregoing notwithstanding, if Schmidt's final contract proposal reflects the possibility of any Excess Costs, Landlord shall promptly (and in all events prior to authorizing commencement of the work) notify Tenant in writing of the specific details and shall, if Tenant requests at the time of such notification, schedule a meeting with Tenant and Schmidt to be held within three (3) business days after such notification at a place and time reasonably designated by Landlord. If Tenant does not request such a meeting, or fails to attend such meeting at the designated place and time, Landlord shall have the right to authorize Schmidt to perform the installation of the HVAC Equipment in accordance with Schmidt's final contract proposal. If such a meeting is requested, Tenant, Landlord and Schmidt shall meet to discuss alternative methods for completing the installation of the HVAC Equipment at a reduced cost, including value engineering, redesign and/or equipment modifications. Tenant and Landlord shall work together in good faith to reach agreement on a final design and contract proposal, and Tenant's proposal(s) shall be given equal consideration to Landlord's as long as Tenant's proposal(s) would not violate any federal, state or local law, regulation or code, nor place any additional or unreasonable burden on Landlord above and beyond Landlord's obligation to acquire and install the HVAC Equipment into the Premises at a $40,970 maximum cost to Landlord. Nevertheless, if within five (5) business days following such meeting, Landlord and Tenant are unable despite their good faith efforts to agree upon a mutually acceptable alternative to Schmidt's original final contract proposal, this document shall be null and void and no work shall be authorized.

     4. Base Rent. In consideration of Landlord's installation of the HVAC Equipment, the Base Rent payable by Tenant for the eleventh (11th) month through, and including, the seventieth (70th) month of the Term shall be, and hereby is, modified as set forth in Exhibit A attached hereto and made a part hereof. Additionally, in consideration of Landlord's installation of the HVAC Equipment, the parties acknowledge that the Term may not be shortened under any of the circumstances set forth in Section 3.2(a) of the Lease.

     5. Effective Date. This Amendment shall constitute a present and binding agreement between the parties hereto which shall be effective in all respects immediately upon the execution and delivery hereof by the parties.

     6. Full Force and Effect. Except as modified herein, the Lease shall continue in full force and effect, unmodified.


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     7. Counterpart Execution. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

     8. No Defaults. By the creation hereof, Tenant represents to Landlord that, to the best of its knowledge, information and belief, neither Landlord nor Tenant is in default of its respective obligations under the Lease, and no condition exists which, with the giving of notice or the passage of time would constitute a default by Landlord under the Lease. Tenant further acknowledges that, pursuant to Section 6.2 (C) of the Lease, Landlord, on even date herewith, has delivered the sum of Ten Thousand Dollars ($10,000.00) to Tenant in satisfaction of Landlord's obligation to secure off-Property overflow parking for Tenant on or before August 1, 1997 and, as a consequence of such payment to Tenant, Landlord owes no further or future obligations or duties to Tenant under
Section 6.2(C) of the Lease.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Lease Agreement on the date and year first above written.

                                    Landlord:

                                    A & E PARTNERS, L.P., a Delaware
                                      limited partnership


                                    By:   Emmes Meadows Corp., a Delaware
                                    corporation, General Partner

                                    By: /s/ Andrew Davidoff
                                      -----------------------------------
                                      Name: Andrew Davidoff
                                           ------------------------------
                                      Title: Vice President
                                           ------------------------------


                                    Tenant:

                                    CREDITRUST CORPORATION, a Maryland
                                      corporation


                                    By: /s/ Joseph K. Rensin
                                      -----------------------------------
                                      Name: Joseph K. Rensin
                                          -------------------------------
                                      Title: President
                                           ------------------------------



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